      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1997
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             HARCOURT GENERAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                                                                             04-1619609
(STATE OR OTHER JURISDICTION OF                             27 BOYLSTON STREET                                (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                     CHESTNUT HILL, MASSACHUSETTS 02167                     IDENTIFICATION NUMBER)
                                                              (617) 232-8200
                                            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                                     INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              ERIC P. GELLER, ESQ.
                             HARCOURT GENERAL, INC.
                               27 BOYLSTON STREET
                       CHESTNUT HILL, MASSACHUSETTS 02167
                                 (617) 232-8200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

      EDWARD A. BENJAMIN, ESQ.                                                      JOHN W. WHITE, ESQ.
            ROPES & GRAY                                                          CRAVATH, SWAINE & MOORE
      ONE INTERNATIONAL PLACE                                                         WORLDWIDE PLAZA
  BOSTON, MASSACHUSETTS 02110-2624                                                   825 EIGHTH AVENUE
           (617) 951-7000                                                      NEW YORK, NEW YORK 10019-7415
                                                                                       (212) 474-1000

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

                            ------------------------

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                              AMOUNT             OFFERING            AGGREGATE           AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES           TO BE             PRICE PER           OFFERING          REGISTRATION
           TO BE REGISTERED                 REGISTERED            UNIT(1)           PRICE(1)(2)           FEE(3)
-----------------------------------------------------------------------------------------------------------------------
Debt Securities........................    $550,000,000            100%            $550,000,000          $166,667
=======================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee.
(2) Indicates issue price in the case of Debt Securities sold with original issue discount. Principal amount at maturity may be greater.
(3) An additional filing fee of $62,500 was previously paid for $200,000,000 aggregate principal amount of unsold securities registered under Registration Statement No. 33-46148.

    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein also relates to a total of $200,000,000 of Debt Securities of the Registrant that are registered under Registration Statement on Form S-3 No. 33-46148, which was declared effective on April 23, 1992, and not issued. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement on Form S-3 No. 33-46148 pursuant to which the total amount of Debt Securities previously registered under Registration Statement on Form S-3 No. 33-46148 may be offered and sold, together with the securities registered hereunder, through the use of the combined Prospectus included herein. In the event any of such previously registered Debt Securities are offered and sold prior to the effective date of this Registration Statement, the amount of such Debt Securities will not be included in any Prospectus hereunder.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 2, 1997

PROSPECTUS

                                  $750,000,000

                             HARCOURT GENERAL, INC.

                                DEBT SECURITIES

     Harcourt General, Inc. (the "Company") intends to sell from time to time its senior debt securities, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"). The Debt Securities offered by the Company hereby will have an aggregate initial public offering price not to exceed $750,000,000. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in Supplements to this Prospectus. The Company may sell securities to or through underwriters or dealers, directly to other purchasers or through agents. See "Plan of Distribution."

     The Debt Securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The terms of the Debt Securities, including where applicable the specific designation; aggregate principal amount; denominations; maturity; premium; interest rate (which may be fixed or variable) and time of payment of interest; terms of redemption at the option of the Company or the holder; terms for sinking fund payments; the initial public offering price; terms relating to temporary or permanent global securities; special provisions and restrictions relating to Debt Securities in bearer form or in registered form with coupons; provisions regarding registration of transfer or exchange; special provisions and restrictions relating to Debt Securities; the principal, premium, if any, and interest of which is denominated and payable in a foreign currency or currency unit; and other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement").

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

     The Debt Securities may be sold directly, through agents, underwriters or dealers as designated from time to time or through a combination of such methods. See "Plan of Distribution." If agents of the Company or any dealers or underwriters are involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commission or discounts will be set forth in the Prospectus Supplement with respect to such Debt Securities.

                 The date of this Prospectus is         , 1997

     No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall under any circumstance imply that the information herein is correct as of any date subsequent to the date hereof.
                            ------------------------

                               TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
    Statement of Available Information............................................    3
    Incorporation of Certain Documents by Reference...............................    3
    The Company...................................................................    4
    Use of Proceeds...............................................................    5
    Ratio of Earnings to Fixed Charges............................................    5
    Description of Debt Securities................................................    5
    Plan of Distribution..........................................................   10
    Experts.......................................................................   11

                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBT SECURITIES, INCLUDING STABILIZING AND SYNDICATE COVERING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                       STATEMENT OF AVAILABLE INFORMATION

     The Company is subject to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that submit electronic filings to the Commission. The Company's Common Stock and Series A Cumulative Convertible Stock are listed on the New York Stock Exchange, and reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc. 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Debt Securities offered hereby. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; and with respect to each such contract, agreement or other document filed, or incorporated by reference, as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved and each such statement shall be deemed qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997;

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997; and

     (4) The Company's Current Reports on Form 8-K filed on November 25, 1996 and June 19, 1997.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon a written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the Corporate Relations Department of the Company, 27 Boylston Street, Chestnut Hill, Massachusetts 02167 (telephone: (617) 232-8200).

                                  THE COMPANY

     The Company is primarily engaged in the businesses of publishing, educational services and specialty retailing. The Company also has operations in career transition and related professional services.

     Publishing and Educational Services. Harcourt Brace & Company ("Harcourt Brace"), a wholly-owned subsidiary of the Company, is among the world's largest publishing houses, publishing books, scholarly journals and related materials in both print and electronic media for the educational, scientific, technical, medical, professional and trade markets. With the acquisition of National Education Corporation ("NEC"), Harcourt Brace will expand significantly into the for-profit educational services market.

     In the educational market, Harcourt Brace is one of the largest school and college publishers in the world and is a leading provider of a broad range of testing and assessment materials. Through Academic Press and W.B. Saunders, Harcourt Brace is a leading worldwide publisher of print and electronic scientific, technical and medical information. In the professional field, Harcourt Brace publishes print and electronic reference guides and newsletters for accountants and tax professionals and conducts bar review and accounting accreditation review courses. Harcourt Brace's trade division publishes non-fiction, fiction and children's books.

     In June 1997, the Company acquired NEC, a global provider of print and interactive multimedia based products and services for the education and training marketplace. NEC's business is conducted primarily through three operating entities, ICS Learning Systems, Inc. ("ICS"), Steck-Vaughn Publishing Corporation ("Steck-Vaughn") and National Education Training Group, Inc. ("NETG"). ICS provides distance learning opportunities in vocational, degree and professional self-studies to consumers and businesses. Steck-Vaughn publishes supplemental educational materials used in elementary, secondary and adult education. NETG develops, markets and distributes interactive multimedia products to train information technology professionals and end-users of technology. Through NEC, the Company holds approximately 82% of the issued and outstanding shares of common stock of Steck-Vaughn. The outstanding shares of Steck-Vaughn are traded on the Nasdaq National Market under the symbol "STEK."

     Specialty Retailing. The Company owns approximately 53% of the outstanding equity of The Neiman Marcus Group, Inc. ("NMG"), which operates Neiman Marcus Stores, Bergdorf Goodman and NM Direct. Neiman Marcus Stores is a high-end, specialty retailer offering women's and men's apparel, fashion accessories, shoes, cosmetics, furs, precious jewelry, decorative accessories, fine china, crystal and silver, gourmet food products and children's apparel and gift items. As of the date of this Prospectus, Neiman Marcus operated 30 stores in premier retail locations in major markets nationwide. Bergdorf Goodman is a high fashion exclusive retailer of high quality women's and men's apparel, fashion accessories, precious jewelry, decorative home accessories, gifts and gourmet foods. The main Bergdorf Goodman store and Bergdorf Goodman Men are both located in Manhattan at 58th Street and Fifth Avenue. NM Direct, the Company's direct marketing operation, offers a mix of apparel and home furnishings complementary to the Neiman Marcus Stores merchandise. NM Direct also publishes the Horchow Catalogues and the world famous Neiman Marcus Christmas Catalogue. The outstanding shares of NMG are traded on the New York Stock Exchange ("NYSE") under the symbol "NMG."

     Professional Services. The Company believes that its Drake Beam Morin ("DBM") business is a leading worldwide organizational and individual transition consulting firm. DBM assists organizations and individuals in outplacement, employee selection, performance evaluation, career management and transition management.

     The Company's corporate headquarters are located at 27 Boylston Street, Chestnut Hill, Massachusetts 02167 (telephone: (617) 232-8200). The outstanding shares of the Company's Common Stock and Series A Cumulative Convertible Stock are traded on the NYSE under the symbols "H" and "H-A," respectively.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Debt Securities will be used for general corporate purposes, which may include capital expenditures, working capital requirements, reduction of outstanding indebtedness and acquisitions. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company and the availability and cost of other funds. Pending such application, the net proceeds will be invested in short-term investment grade securities.

     More detailed information concerning the use of the proceeds from any particular offering of the Debt Securities will be contained in the Prospectus Supplement relating to such offering.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges for the Company for the periods indicated. These ratios were computed by dividing earnings from continuing operations, before income taxes and fixed charges, by fixed charges. Fixed charges consist of interest expense (including amortization of previously capitalized interest) and approximately 33.3% of rent expense (estimated by management to be the interest component of such rent expense).

                                                                                           SIX MONTHS
                                                                                             ENDED
                                                YEAR ENDED OCTOBER 31,                     APRIL 30,
                                      -------------------------------------------     --------------------
                                      1992     1993     1994     1995     1996(2)     1996(1)   1997(1)(2)
                                      ----     ----     ----     ----     -------     -------   ----------
Ratio of earnings to fixed charges... 2.3      2.9      3.1      3.3        3.5         1.7         1.5

---------------

(1) The Company's businesses are seasonal in nature, and historically the results of operations for these periods have not been indicative of the results for the full year.

(2) Giving effect to the $300 million of borrowings incurred in connection with the June 1997 acquisition of NEC and without giving effect to any earnings arising from NEC, the pro forma ratio of earnings to fixed charges for the six months ended April 30, 1997 and for the year ended October 31, 1996 would have been 1.2 and 2.9, respectively.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will constitute senior securities of the Company. The Debt Securities will be issued under an indenture dated as of April 23, 1992, as supplemented by the First Supplemental Indenture (as so supplemented, the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee").

     A copy of the Indenture is incorporated by reference as an exhibit to the registration statement relating hereto. Certain provisions of the Indenture are referred to and summarized below. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture. All section references below are to sections of the Indenture.

GENERAL

     The aggregate principal amount of Debt Securities which can be issued under the Indenture is unlimited (Section 301). As of June 20, 1997, the Company had an aggregate of $300,000,000 in principal amount of Debt Securities outstanding under the Indenture. The Debt Securities to which this Prospectus relates will be issued from time to time in amounts the proceeds of which will aggregate up to $750,000,000 and will be offered to the public on terms determined by market conditions at the time of sale. The Debt Securities may be issued in one or more series with the same or various maturities and may be sold at par or at an original issue discount. Debt Securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. The Debt Securities will be unsecured obligations of the Company issued in fully registered form without coupons or in bearer form with coupons. The Debt Securities will rank as to priority of payment with all other outstanding unsubordinated and unsecured indebtedness of the Company.

     Reference is made to the Prospectus Supplement for the following terms to the extent they are applicable to the Debt Securities: (a) designation and denomination of and any limit upon the aggregate principal amount of such Debt Securities, (b) the percentage of principal amount at which such Debt Securities will be issued, (c) the date on which such Debt Securities will mature, (d) the rate or rates (which may be fixed or floating) per annum at which such Debt Securities will bear interest, if any, or the method of determining the same,
(e) the times at which interest will be payable, (f) the terms of any redemption provisions at the option of the Company or any repayment provisions at the option of the holder, (g) whether such Debt Securities are to be issued in book-entry form, and if so, the identity of the depository and information which respect to book-entry procedures, (h) federal income tax consequences and (i) other terms of such Debt Securities.

     The Debt Securities are obligations exclusively of the Company. Because the operations of the Company are currently conducted through subsidiaries, the cash flow and the consequent ability to service debt of the Company, including the Debt Securities, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to the Company or upon loans or other payments of funds by those subsidiaries to the Company. Although the Company exerts control over its subsidiaries as the sole ultimate stockholder of each such subsidiary (except NMG and Steck-Vaughn, as to which the Company is the majority stockholder), there can be no assurance that legal constraints or other considerations will permit the Company's subsidiaries to make available to the Company sufficient funds to satisfy the Company's payment obligations on the Debt Securities.

     The Debt Securities will be effectively subordinated to all liabilities, including trade payables, of the Company's subsidiaries. Any right of the Company to receive assets of any of its subsidiaries upon its liquidation or reorganization (and the consequent right of the holders of the Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such subsidiary in which case the claims of the Company would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

MERGERS AND SALES OF ASSETS BY THE COMPANY

     The Company may not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets to any other Person, unless, among other things, (i) the resulting, surviving or transferee Person (if other than the Company) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume the Company's obligations under the Debt Securities and the Indenture, and (ii) the Company or such successor Person shall not immediately thereafter be in default under the Indenture. Upon the assumption of the Company's obligations by such a Person in such circumstances, subject to certain exceptions, the Company shall be discharged from all its obligations under the Debt Securities and the Indenture (Section 801).

     Other than the restrictions on liens and sale and leaseback transactions set forth in the Indenture and described below under "Certain Covenants," the Indenture and the Debt Securities do not contain any covenants or other provisions designed to afford holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company or any of its subsidiaries.

AMENDMENT AND WAIVER

     Other than amendments not adverse to holders of the Debt Securities, amendments of the Indenture or the Debt Securities may be made only with the consent of the holders of a majority in principal amount of the series of Debt Securities affected (acting as one class). Waivers of compliance with any provision of the Indenture or the Debt Securities with respect to any series of Debt Securities may be made only with the consent of the holders of a majority in principal amount of the Debt Securities of that series. The consent of all holders of affected Debt Securities will be required to (a) change the stated maturity thereof, (b) reduce the principal amount thereof, (c) reduce the rate, or manner of calculating the same, or change the time or place of payment of interest thereon, or (d) impair the right to institute suit for the payment of principal thereof or interest thereon (Section 902). The holders of a majority in aggregate principal amount of Debt Securities affected may waive any past default under the applicable Indenture and its consequences, except a default (1) in the payment of the principal of or interest on such Debt Securities, or (2) in respect of a provision which cannot be waived or amended without the consent of all holders of Debt Securities affected (Sections 513 and 902).

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in the form of a global security which is deposited with and registered in the name of the depository (or a nominee of the depository) specified in the accompanying Prospectus Supplement. So long as the depository for a global security, or its nominee, is the registered owner of the global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such global security for all purposes under the Indenture. Except as provided in the Indenture, owners of beneficial interests in Debt Securities represented by a global security will not (a) be entitled to have such Debt Securities registered in their names, (b) receive or be entitled to receive physical delivery of certificates representing such Debt Securities in definitive form, (c) be considered the owners or holders thereof under the Indenture or (d) have any rights under the Indenture with respect to such global security. Unless and until it is exchanged in whole or in part for individual certificates evidencing the Debt Securities represented thereby, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee to a successor depository or any nominee of such successor. The Company, in its sole discretion, may at any time determine that any series of Debt Securities issued or issuable in the form of a global security shall no longer be represented by such global security and such global security shall be exchanged for securities in definitive form pursuant to the Indenture (Section 204).

     Upon the issuance of a global security, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of such global security to the accounts of participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depository (with respect to interests of participants in the depository), or by participants in the depository or persons that may hold interests through such participants (with respect to persons other than participants in the depository). Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants. The specific terms of the depository arrangement with respect to a series of Debt Securities, including the manner in which principal, premium, if any, and interest on a global security will be payable and interests in such global security may be exchanged, will be described in the Prospectus Supplement relating to such series.

INFORMATION CONCERNING THE TRUSTEE

     The Company may have banking relationships in the ordinary course of business with Bankers Trust Company.

CERTAIN COVENANTS

     Unless otherwise provided in the Debt Securities, the Company shall not create or assume any lien on any Principal Property (described below) of the Company or any Restricted Subsidiary (described below) or shares of capital stock or indebtedness of any Subsidiary (other than any Subsidiary of NMG, until such time as NMG shall become a Restricted Subsidiary), or permit any Restricted Subsidiary to do so, without securing the Debt Securities of any series having the benefit of the covenant equally and ratably with such debt for so long as such debt shall be so secured, subject to certain exceptions specified in the Indenture. The exceptions are: (a) with respect to any series of securities, any lien existing on the date of issuance of the series; (b) liens existing on property owned or leased by, or shares of capital stock or indebtedness of, an entity at the time it becomes a Restricted Subsidiary; (c) liens existing on property at the time of the acquisition or lease thereof by the Company or a Restricted Subsidiary; (d) liens on property of a corporation existing at the time such corporation is merged or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; (e) certain liens incurred on property or assets to finance the purchase price of capital stock, property or assets; (f) certain liens incurred on property or assets to finance the construction, alteration or improvement thereof; (g) any lien securing debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary; (h) any lien in favor of any customer arising in respect of performance deposits and partial, progress, advance or other payments made by or on behalf of such customer, for goods produced or to be produced for, or services rendered or to be rendered to, such customer in the ordinary course of business, which lien shall not exceed the amount of such deposits or payments;
(i) mechanics', workmen's, repairmen's and similar liens arising in the ordinary course of business; (j) liens created or resulting from any litigation or proceedings which are being contested in good faith; liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceeding for review; or liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such Restricted Subsidiary is a party; (k) any lien for taxes or assessments or governmental charges or levies not yet due or delinquent or which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings; any landlord's lien on property held under lease and tenants' rights under leases; easements and any other liens of a nature similar to those hereinabove described in this clause (k) which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purposes of such business; (l) any lien which may be deemed to result from an agreement or commitment to exchange securities of a Subsidiary for other securities of the Company, whether or not such securities of a Subsidiary are placed in escrow for such purpose; (m) certain liens in favor of or required by contracts with governmental entities; (n) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in clauses (a) through (m), so long as the principal amount of the debt secured thereby does not exceed the principal amount of debts so secured at the time of the extension, renewal or replacement (with certain exceptions) and the lien is limited to all or part of the same property subject to the lien so extended, renewed or replaced (plus improvements on the property); and (o) any lien otherwise prohibited by such covenant that secure indebtedness which, together with the aggregate amount of outstanding indebtedness secured by liens otherwise prohibited by such covenant and the value of certain sale and leaseback transactions, does not at the time of incurrence exceed 15% of the Company's Consolidated Net Assets (Section 1006).

     Unless otherwise provided in the Debt Securities, the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction covering any Principal Property of the Company or such Restricted Subsidiary unless (a) the Company or such Restricted Subsidiary would be entitled under the provisions described above to incur debt equal to the value of such sale and leaseback transaction, secured by liens on the facilities to be leased, without equally and ratably securing the Debt Securities, or (b) the Company, during the 180 days following the effective date of such sale and leaseback transaction, applies an amount equal to the value of such sale and leaseback transaction to the voluntary retirement of long-term indebtedness, purchases Principal Property having a fair value at least equal to the value of such sale and leaseback transaction or cancels Debt Securities or Funded Debt (as defined in the Indenture) in an aggregate principal amount at least equal to the value of such sale and leaseback transaction (Section 1007).

     The Indenture defines Consolidated Net Assets as the total amount of all assets appearing on the consolidated balance sheet of the Company and its Restricted Subsidiaries (calculated as described in the Indenture), less total current liabilities other than long-term liabilities due within one year.

     The Indenture defines Restricted Subsidiary as any Subsidiary of the Company (which term generally includes majority-owned direct and indirect subsidiaries) that owns or leases a Principal Property, other than NMG and its Subsidiaries and other than a Subsidiary that is principally engaged in the business of owning or investing in real estate (a "Real Estate Subsidiary"), finance, credit, leasing, financial services or other similar operations (although the Company has no such subsidiaries as of the date of this Prospectus). The Indenture provides, however, that NMG and any Real Estate Subsidiary will become a Restricted Subsidiary in the event that a Restricted Subsidiary merges with, consolidates with or transfers substantially all of its assets to NMG or such Real Estate Subsidiary, as the case may be, or in the event that NMG or such Real Estate Subsidiary, as the case may be, becomes a wholly-owned subsidiary of the Company.

     The Indenture defines Principal Property as all land, buildings, machinery and equipment, and leasehold interests and improvements in respect of the foregoing, that are located in the United States of America and that would be reflected on the consolidated balance sheet of a Person; provided that such term shall not include any property which the Board of Directors of the Company by resolution determines not to be of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.

     There are no other restrictive covenants contained in the Indenture.

EVENTS OF DEFAULT

     Events of Default with respect to any series of Debt Securities under the Indenture include: (a) default in the payment of any principal of, or any premium on, such series; (b) default in the payment of any installment of interest on such series and continuance of such default for a period of 30 days;
(c) default in the performance of any other covenant in the Indenture or in the Debt Securities and continuance of such default for a period of 90 days after receipt by the Company of notice of such default from the Trustee or by the Company and the Trustee from the holders of at least 25% in principal amount of Debt Securities of such series; (d) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Restricted Subsidiary (other than the Securities), or under any mortgage, indenture or instrument under which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Restricted Subsidiary (other than the Securities), whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in indebtedness in excess of $15,000,000 becoming due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within 30 days after the date on which written notice thereof is given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in principal amount of the Securities then outstanding; or (e) certain events of bankruptcy, insolvency or reorganization in respect of the Company (Section
501). The Trustee may withhold notice to the holders of a series of Debt Securities of any default (except in the payment of principal of, premium on or interest on such series of Debt Securities) if it considers such withholding to be in the interest of Holders of the Debt Securities (Section 602). Not all Events of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitute Events of Default with respect to any other series of Debt Securities.

     On the occurrence of an Event of Default with respect to a series of Debt Securities, the Trustee or the holders of at least 25% in principal amount of Debt Securities of such series then outstanding may declare the principal (or in the case of Debt Securities sold at an original issue discount, the amount specified in the terms thereof) and accrued interest thereon to be due and payable immediately (Section 502).

     Within 120 days after the end of each fiscal year, an officer of the Company must inform the Trustee whether such officer knows of any default, describing any such default and the status thereof (Section 1004). Subject to provisions relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the direction of any holders of Debt Securities unless the Trustee shall have received a satisfactory indemnity (Section 601).

DEFEASANCE

     The Indenture provides that the Company, at the Company's option, (a) will be discharged from all obligations in respect of the Debt Securities of a series (except for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or destroyed Debt Securities, maintain paying agencies and hold moneys for payment in trust), or (b) need not comply with the provisions of one or more of Sections 501(5), 1006 and 1007 of the Indenture (relating to cross-acceleration, the incurrence of liens and sale and leaseback transactions, respectively), in each case if the Company irrevocably deposits in trust with the Trustee money or obligations of or guaranteed by the United States of America which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of (including any mandatory sinking fund payments) and interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise either option, the Company is required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes. To exercise the option described in clause (a) above, such opinion must be based on a ruling of the Internal Revenue Service, a regulation of the Treasury Department or a provision of the Internal Revenue Code (Section 403).

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities (a) directly to purchasers, (b) through agents, (c) to dealers as principals and (d) through underwriters.

     Offers to purchase Debt Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement.

     If a dealer is utilized in the sale of the Debt Securities, the Company will sell such Debt Securities to the dealer as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If an underwriter or underwriters are utilized in the sale of the Debt Securities, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them. The names of the underwriters and the terms of the transaction are set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities.

     Agents, dealers or underwriters may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters or agents to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts providing for amounts, payment and delivery as described in the Prospectus Supplement. Institutions with whom the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Company. A commission described in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities pursuant to contracts accepted by the Company. Such contracts will not be subject to any conditions except that (a) the purchase by an institution of the Debt Securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (b) the Company shall have sold and delivered to any underwriters named in the Prospectus Supplement that portion of the issue of Debt Securities as is set forth therein. The underwriters and agents will not have any responsibility in respect of the validity or the performance of the contracts.

     The place and time of delivery for the Debt Securities will be set forth in the Prospectus Supplement.

     If the Company sells the Debt Securities directly, it anticipates that any of its employees who would participate in such direct sales would be exempt from registration as a broker under federal securities laws pursuant to the exemption set forth in Rule 3a4-1 under the Exchange Act. The Company believes that such exemption will be available because such employees would not be compensated in connection with their participation in such sales by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; such persons would primarily perform at the end of the offering substantial duties for the Company otherwise then in connection with transactions in securities; such persons would not have been a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and such persons would not participate in selling an offering of securities for any issuer more than once every 12 months (as calculated pursuant to Rule 3a4-1).

     Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Debt Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the Debt Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                                    EXPERTS

     The consolidated balance sheets of the Company and the consolidated statements of earnings, shareholders' equity and cash flows and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of NEC as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated in this Prospectus by reference to the Current Report on Form 8-K of Harcourt General, Inc., filed on June 19, 1997, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the change in NEC's method of accounting for advertising costs in 1994 and its method of accounting for impairment of long-lived and intangible assets in 1995) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Securities and Exchange Commission registration fee...............  $166,667
        Printing..........................................................   100,000*
        Legal fees and expenses...........................................   250,000*
        Accounting fees and expenses......................................    75,000*
        Rating agencies' fees.............................................   150,000*
        Trustee's fees and expenses.......................................    25,000*
        Miscellaneous.....................................................    33,333*
                                                                            --------
                  Total...................................................  $800,000*
                                                                            ========

---------------

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The By-laws of the Registrant contain provisions to the effect that each director or officer of the Registrant and persons serving at the request of the Registrant as a director, officer, employee or agent of another organization shall be indemnified by the Registrant against liabilities and expenses in connection with any legal proceedings to which he may be made a party or with which he may become involved or threatened by reason of his position with the Registrant or such other organization. The provisions include indemnification with respect to matters covered by a settlement. Any such indemnification shall be made only if the Board of Directors determines by a majority vote of a quorum consisting of directors who were not parties to such action (or, if such quorum is not obtainable, or if the Board of Directors directs, by independent legal counsel) or by the stockholders, that indemnification is proper in the circumstances because the person seeking indemnification has met applicable standards of conduct. It must be determined that the director, officer or other person acting at the request of the Registrant acted in good faith with the reasonable belief that his action was in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

     The Registrant has a directors and officers liability insurance policy covering certain liabilities that may be incurred by its directors and officers.

ITEM 16. EXHIBITS

    EXHIBIT NO.     EXHIBIT
    -----------     -------

         1.1        Form of Underwriting Agreement
         4.1 Indenture dated as of April 23, 1992 between the Registrant and Bankers Trust Company, as trustee (1)
         4.2 Form of First Supplemental Indenture between the Registrant and Bankers Trust Company, as trustee
         5.1        Opinion of Ropes & Gray
        12.1        Calculation of Ratio of Earnings to Fixed Charges
        23.1        Consent of Deloitte & Touche LLP
        23.2        Consent of Price Waterhouse LLP
        23.3        Consent of Ropes & Gray (included in Exhibit 5.1)
        24.1        Power of Attorney (Appears on Page II-4 and II-5)
        25.1        Statement on Form T-1 of Eligibility and Qualification of
                    Trustee


---------------

(1) Previously filed with the Company's Registration Statement on Form S-3, effective April 23, 1992 (SEC Reg. No. 33-46148) and incorporated by reference herein.

ITEM 17. UNDERTAKINGS

     The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registrant Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

           provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chestnut Hill, Massachusetts on July 2, 1997.

                                        HARCOURT GENERAL, INC.

                                        By: /s/ RICHARD A. SMITH
                                            -----------------------------------
                                            Richard A. Smith
                                            Chairman of the Board and
                                            Chief Executive Officer




                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Richard
A. Smith, John R. Cook and Eric P. Geller and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Harcourt General, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite or necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 2nd day of July, 1997.


            SIGNATURES               TITLE
            ----------               -----


/s/ RICHARD A. SMITH                 Chairman of the Board and Chief Executive
---------------------------------    Officer
Richard A. Smith


/s/ JOHN R. COOK                     Senior Vice President and Chief Financial
---------------------------------    Officer
John R. Cook


/s/ STEPHEN C. RICHARDS              Vice President and Controller
---------------------------------
Stephen C. Richards

                 SIGNATURES                                         TITLE
---------------------------------------------    --------------------------------------------

/s/ WILLIAM F. CONNELL
---------------------------------------------
William F. Connell                               Director

/s/ GARY L. COUNTRYMAN
---------------------------------------------
Gary L. Countryman                               Director

/s/ JACK M. GREENBERG
---------------------------------------------
Jack M. Greenberg                                Director

/s/ BRIAN J. KNEZ
---------------------------------------------
Brian J. Knez                                    Director

/s/ JEFFREY R. LURIE
---------------------------------------------
Jeffrey R. Lurie                                 Director
/s/ LYNN MORLEY MARTIN
---------------------------------------------
Lynn Morley Martin                               Director

/s/ MAURICE SEGALL
---------------------------------------------
Maurice Segall                                   Director

/s/ ROBERT A. SMITH
---------------------------------------------
Robert A. Smith                                  Director

/s/ PAULA STERN
---------------------------------------------
Paula Stern                                      Director

/s/ HUGO UYTERHOEVEN
---------------------------------------------
Hugo Uyterhoeven                                 Director

/s/ CLIFTON R. WHARTON, JR.
---------------------------------------------
Clifton R. Wharton, Jr.                          Director

                                 EXHIBIT INDEX


  EXHIBIT NO.                    EXHIBIT
  ----------                     -------

     1.1          Form of Underwriting Agreement

     4.1 Indenture dated as of April 23, 1992 between the Registrant and Bankers Trust Company, as trustee(1)

     4.2 Form of First Supplemental Indenture between the Registrant and Bankers Trust Company, as trustee

     5.1          Opinion of Ropes & Gray

    12.1          Calculation of Ratio of Earnings to Fixed Charges

    23.1          Consent of Deloitte & Touche LLP

    23.2          Consent of Price Waterhouse LLP

    23.3          Consent of Ropes & Gray (included in Exhibit 5.1)

    24.1          Power of Attorney (Appears on Page II-4 and II-5)

    25.1          Statement on Form T-1 of Eligibility and Qualification of
                  Trustee


---------------

(1) Previously filed with the Company's Registration Statement on Form S-3, effective April 23, 1992 (SEC Reg. No. 33-46148) and incorporated by reference herein.